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                                                                      EXHIBIT 21


                            SUBSIDIARIES OF CAMPBELL



NAME OF SUBSIDIARY AND NAME                             JURISDICTION OF

UNDER WHICH IT DOES BUSINESS                            INCORPORATION
----------------------------                            ---------------

Arnotts Limited                                         Australia
Campbell Finance Corp.                                  Delaware
Campbell Investment Company                             Delaware
Campbell Sales Company                                  New Jersey
Campbell Soup Company Ltd--Les Soupes Campbell Ltee     Canada
Campbell's Australasia Pty. Limited                     Australia
Campbell's de Mexico, S.A. de C. V.                     Mexico
Campbell's Fresh, Inc.                                  Ohio
Campbell's U.K. Limited                                 England
Fresh Start Bakeries, Inc.                              Delaware
Godiva Chocolatier, Inc.                                New Jersey
The Greenfield Healthy Foods Company                    Connecticut
Herider Farms, Inc.                                     Texas
Joseph Campbell Company                                 New Jersey
N.V. Biscuits Delacre S.A.                              Belgium
Campbell Foods Belgium N.V.                             Belgium
N.V. Godiva Belgium S.A.                                Belgium
Pepperidge Farm, Incorporated                           Connecticut
Sanwa Foods, Inc.                                       California
Societe Francaise des Biscuits Delacre S.A.             France
Swift-Armour Sociedad Anonima Argentina                 Argentina
Vlasic Foods, Inc.                                      Michigan


The foregoing does not constitute a complete list of all subsidiaries of the registrant. The subsidiaries which have been omitted do not, in the aggregate,
(i) represent more than 10% of the assets of Campbell and its consolidated subsidiaries, (ii) contribute more than 10% of the total sales and revenues of Campbell and its consolidated subsidiaries or (iii) contribute more than 10% of the income before taxes and extraordinary items of Campbell and its consolidated subsidiaries. Campbell owns 70% of the outstanding shares of Arnotts Limited.





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